SCHEDULE 14C

(Rule 14c-101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

PFGI CAPITAL CORPORATION
(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction: The proposed aggregate value of the transaction is $292,000,000 in cash, representing the estimate of the maximum amount of cash to be received at closing. The filing fee was determined by multiplying the proposed value of the transaction by 0.0000558.

(5)	Total fee paid: $16,293.60

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PFGI CAPITAL CORPORATION

1900 East Ninth Street

Cleveland, Ohio 44114

Notice of Special Meeting

Dear Stockholder:

PFGI Capital Corporation (“PFGI Capital”) is holding a Special Stockholders Meeting at 10:00 a.m., Eastern Daylight Savings Time, on September 18, 2009 at 1900 East Ninth Street, Cleveland, Ohio 44114, at the offices of National City Bank (“NCB”), a national banking association and wholly-owned subsidiary of The PNC Financial Services Group, Inc. (“PNC”). The meeting will concern the sale of all of the loan participations currently held by PFGI Capital, which comprise substantially all of the assets of PFGI Capital, to NCB. We are not soliciting proxies for this meeting. However, all stockholders are welcome to attend the meeting and, where applicable, vote in person. This Information Statement contains information about the meeting. Stockholders of record on August 14, 2009 are entitled to notice of and to attend the meeting. The approximate mailing date of this Information Statement is August [    ], 2009.

Sincerely yours,

Thomas A. Richlovsky President August [ ], 2009

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Important Notice Regarding the Availability of Materials for the Special Meeting of Stockholders to Be Held on September 18, 2009 – This Information Statement is available at www.nationalcity.com (Home – Investor Relations – PFGI Corporation)

PFGI CAPITAL CORPORATION

1900 East Ninth Street

Cleveland, Ohio 44114

INFORMATION STATEMENT IN CONNECTION WITH SPECIAL MEETING

Meeting Information

A Special Stockholders’ Meeting will be held at 10:00 a.m., Eastern Daylight Savings Time, on September 18, 2009 at 1900 East Ninth Street, Cleveland, Ohio 44114, at the offices of National City Bank (“NCB”), a wholly owned subsidiary of The PNC Financial Services Group, Inc (“PNC”). The meeting will concern the sale of all of the loan participations currently held by PFGI Capital Corporation (“PFGI Capital”), which comprise substantially all of the assets of PFGI Capital (the “Asset Sale”), to NCB. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. All stockholders of record on August 14, 2009 are welcome to attend the meeting and, where applicable, vote in person. The approximate mailing date of this Information Statement is August [    ], 2009.

Important Notice Regarding the Availability of Materials for the Special Meeting of Stockholders to Be Held on September 18, 2009 – This Information Statement is available at www.nationalcity.com (Home – Investor Relations – PFGI Corporation).

Who May Vote

Holders of Common Stock and Series A Preferred Stock of PFGI Capital, as recorded in our stock register on August 14, 2009, may vote at the meeting. On that date, PFGI Capital had 5,940,000 shares of Common Stock and 3,950,484 shares of Series A Preferred Stock outstanding. Each share of Common Stock is entitled to one vote and each share of Series A Preferred Stock is entitled to 1/10 of one vote. All of the Common Stock is owned by NCB, a wholly-owned subsidiary of PNC. As of August 14, 2009, there were also 105 shares of Series B Preferred Stock outstanding. Holders of Series B Preferred Stock do not have any voting rights.

How To Vote

Holders of record may vote in person at the meeting by ballot or grant a proxy to another person to vote in their place. If your shares are not held of record in your name, you must obtain a proxy from the record holder, usually a broker or other nominee.

Quorum

In order to carry on the business of the meeting, we must have a quorum. This means that over 50% of the eligible votes must be represented at the meeting.

Votes Needed

Approval of the Asset Sale requires the favorable vote of a majority of the votes cast. Only votes for or against the Asset Sale count. Abstentions and broker non-votes count for quorum purposes but not for voting purposes. Broker non-votes occur when a broker returns a proxy form but does not have authority to vote on a particular proposal.

SUMMARY TERM SHEET

This summary term sheet is intended to give you a brief description of the Asset Sale. This summary term sheet is qualified in its entirety by the more detailed information elsewhere in this Information Statement. We urge you to review this Information Statement to gain a more complete understanding of the Asset Sale.

The Asset Sale	On August 13, 2009, the Board approved the sale of all of the loan participations held by PFGI Capital to NCB, subject to stockholder approval. (for additional information see page 6)

Purchase Price

NCB will purchase the loan participations from PFGI Capital for cash, equal to the market value of the loan participations plus the related accrued interest as of the date of the Asset Sale.

(for additional information see page 6)

The Parties

The parties to the transaction are PFGI Capital, a Maryland corporation, and NCB, a wholly-owned subsidiary of PNC.

PFGI Capital’s and NCB’s principal executive offices are located at 1900 East Ninth Street, Cleveland, Ohio 44114 (1-800-622-4204).

(for additional information see pages 5-6)

Closing Date	Assuming stockholder approval, the Asset Sale is estimated to occur on or before September 30, 2009. (for additional information see page 6)

Vote Required for Approval of the Asset Sale

Approval of the Asset Sale requires the favorable vote of a majority of the votes cast. NCB, as holder of 100% of PFGI Capital’s Common Stock, intends to vote in favor of the Asset Sale. NCB’s voting power reflects approximately 93.8% of the combined voting power of the holders of PFGI Capital Common Stock and Series A Preferred Stock.

(for additional information see page 6)

Use of Proceeds

PFGI Capital will use all of the proceeds of the Asset Sale to purchase residential mortgage-backed securities issued by either the Federal National Mortgage Association (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHLMC”), and currently owned by NCB (the “Agency Securities”).

(for additional information see page 7)

Reasons for the Asset Sale

PFGI Capital seeks to sell and replace its current pool of loan participations with the Agency Securities in order to:

•        provide PFGI Capital with a primary asset of higher credit quality;

•        eliminate the accounting and operational requirements associated with the loan participations in commercial real estate loans (“CRE Loan Participations”);

•        eliminate the accounting and operational requirements associated with the current procedure of “swapping” CRE Loan Participations with NCB when any such CRE Loan Participations become past due; and

•        substantially simplify PFGI Capital’s financial statements and ongoing SEC reporting.

(for additional information see page 7)

Consequences to Stockholders	PFGI Capital stockholders will not receive any cash, stock or other property in connection with or as a result of the Asset Sale. (for additional information see page 8)

Structure of PFGI Capital After the Asset Sale

After completion of the Asset Sale and application of the net proceeds in the manner contemplated, PFGI Capital’s primary asset will be the Agency Securities rather than CRE Loan Participations.

(for additional information see page 8)

Certain United States Federal Income Tax Consequences

It is anticipated that the sale of the CRE Loan Participations to NCB will result in a capital loss for tax purposes, which PFGI Capital may offset against any capital gains it may incur prior to year end. If at year end PFGI Capital has a net capital loss, it may carry over the capital loss to each of the five taxable years succeeding the loss year. This capital loss does not impact estimated REIT taxable income and therefore does not impact the amount PFGI Capital must distribute under the Internal Revenue Code requirement that, as a REIT, it must distribute at least 90% of its REIT taxable income. PFGI Capital expects that neither the Asset Sale nor the purchase and holding of the Agency Securities will impact its REIT status.

(for additional information see page 8)

Accounting Treatment

PFGI Capital will sell the CRE Loan Participations to NCB at their market value, and is expected to recognize a loss on the Asset Sale. PFGI Capital will then purchase from NCB the Agency Securities, at a purchase price equal to the market value of such Agency Securities.

(for additional information see page 8)

Regulatory Approvals / Filings	None, other than filing this information statement with the Securities and Exchange Commission. (for additional information see page 8)

Dissenters’ Rights of Appraisal	Stockholders are not entitled to appraisal rights or other rights to demand fair value for their shares of stock in connection with the Asset Sale. (for additional information see page 8)

FORWARD-LOOKING STATEMENTS

This information statement contains certain forward-looking statements that are subject to numerous assumptions, risks or uncertainties. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. Forward-looking statements may be identified by words such as estimates, anticipates, projects, plans, expects, intends, believes, should and similar expressions and by the context in which they are used. Such statements are based upon current expectations and speak only as of the date made. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: sharp and/or rapid changes in interest rates; prepayments of loans with fixed interest rates, resulting in reinvestment of the proceeds in loans with lower interest rates; significant changes in the anticipated economic scenario which could materially change anticipated credit quality trends; adverse economic and other developments in states where loans are concentrated; the possible exchange of Series A Preferred Stock for preferred shares of NCB at the direction of the Office of the Comptroller of the Currency if NCB becomes undercapitalized; the failure of PFGI Capital to maintain its status as a REIT for federal income tax purposes; and significant changes in accounting, tax, or regulatory practices or requirements and factors noted in connection with forward-looking statements. Additionally, borrowers of mortgage loans that back any future mortgage-backed securities that PFGI Capital may own may fail to make required payments of principal and interest on those loans, exposing PFGI Capital to the risk of credit losses.

The payments PFGI Capital expects to receive on the Agency Securities depend upon a steady stream of payments on the mortgages underlying the securities and are guaranteed by FNMA and/or FHLMC. FNMA and FHLMC are U.S. government-sponsored enterprises, but their guarantees are not backed by the full faith and credit of the United States. FNMA and FHLMC have suffered significant losses and, in September 2008, FNMA and FHLMC were placed into federal conservatorship. Although the U.S. government has committed capital to FNMA and FHLMC, there can be no assurance that the credit facilities and other capital infusions will be adequate for their needs. If the financial support is inadequate, these companies could continue to suffer losses and could default on their guarantee obligations, which would materially and adversely affect the value of the Agency Securities and could materially and adversely affect the payment stream from the Agency Securities. Future legislation could further change the relationship between FNMA and FHLMC and the U.S. government, and could also nationalize or eliminate such entities entirely. Any changes to the nature of these government-sponsored entities or the guarantees provided by them could materially and adversely affect PFGI Capital’s business, operations and financial condition. PFGI Capital undertakes no obligations to update any forward-looking statements to reflect events or circumstances arising after the date on which they are made.

BUSINESS OF PFGI CAPITAL

PFGI Capital’s principal business objective is to acquire, hold, and manage real estate-related assets and other authorized investments that will generate net income for distribution to its stockholders. PFGI Capital is operating as a real estate investment trust (“REIT”) for federal income tax purposes. As a REIT, PFGI Capital generally will not be liable for federal income tax to the extent that it distributes its income to its stockholders and continues to meet a number of other requirements.

All of PFGI Capital’s common stock is owned by NCB. Prior to December 31, 2008, NCB was a wholly-owned subsidiary of National City Corporation (“NCC”), a financial holding company headquartered in Cleveland, Ohio. On December 31, 2008, NCC was acquired by PNC, a financial holding company headquartered in Pittsburgh, Pennsylvania. Accordingly, on this date, NCB became a wholly-owned subsidiary of PNC. PNC Bank, National Association (“PNC Bank”) is PNC’s other wholly-owned primary banking subsidiary. Upon the merger of NCB into PNC Bank, which is expected to occur prior to December 31, 2009, all of PFGI Capital’s common stock will be owned by PNC Bank.

PFGI Capital’s Series A preferred stock is owned by outside investors and its Series B preferred stock is owned by present and former employees of NCB or PNC.

All of PFGI Capital’s day-to-day activities and the servicing of the loans underlying its CRE Loan Participations are currently administered by NCB. The participation agreement between NCB and PFGI Capital requires NCB to service PFGI Capital’s CRE Loan Participations in a manner substantially the same as similar work performed by NCB for transactions on its own behalf. NCB collects and remits principal and interest payments, maintains perfected collateral positions, and submits and pursues insurance claims. NCB is required to pay all expenses related to the performance of its duties under the participation agreement. NCB also provides PFGI Capital accounting and reporting services as required. Such accounting and reporting services will be assumed by PNC Bank after the merger of NCB into PNC Bank.

PFGI Capital does not require any employees because employees of NCB and its affiliates service the CRE Loan Participations and manage the day-to-day operations of and accounting for PFGI Capital under the participation and management agreements. All of PFGI Capital’s officers are also officers and/or employees of PNC and/or NCB.

In order to qualify as a REIT under the Internal Revenue Code, PFGI Capital cannot engage in the business of originating loans. Accordingly, PFGI Capital does not expect to compete with mortgage conduit programs, investment banking firms, savings and loan associations, banks, thrift and loan associations, finance companies, mortgage bankers or insurance companies in the origination of loans.

PFGI Capital’s principal executive offices are located at 1900 East Ninth Street, Cleveland, Ohio 44114 (1-800-622-4204).

BUSINESS OF NCB

NCB and its subsidiaries offer a wide range of commercial banking, retail banking, and trust and wealth management services to their customers, operating through an extensive network in Ohio, Florida, Illinois, Indiana, Kentucky, Michigan, Missouri, Pennsylvania and Wisconsin. PNC plans to merge NCB into PNC Bank prior to December 31, 2009.

TRANSACTION INFORMATION

The Asset Sale

On August 13, 2009, the Board of Directors of PFGI Capital approved the sale of all of PFGI Capital’s CRE Loan Participations, which comprise substantially all of the assets of PFGI Capital, to NCB (the “Asset Sale”). The balance of CRE Loan Participations was $300.8 million as of June 30, 2009. PFGI Capital will enter into an agreement with NCB to effect the Asset Sale (the “Purchase and Sale Agreement”). A copy of the form of Purchase and Sale Agreement is attached to this information statement at Appendix A.

Purchase Price

NCB will purchase the CRE Loan Participations from PFGI Capital, for cash, equal to the market value of the CRE Loan Participations plus accrued interest due on the CRE Loan Participations as of the Closing Date of the Asset Sale. The estimated market value of the CRE Loan Participations as of June 30, 2009 was $290.2 million. On the Closing Date, NCB will pay the purchase price determined as of August 31, 2009, subject to a post-closing “true-up” to the purchase price determined as of the Closing Date. The market value of the CRE Loan Participations will be estimated by NCB’s loan group using customary valuation models and techniques.

Closing Date

Assuming stockholder approval of the Asset Sale, the Closing Date is estimated to be on or before September 30, 2009.

Vote Required for the Asset Sale

The Asset Sale constitutes a sale of substantially all of PFGI Capital’s assets under Maryland law, and therefore requires stockholder approval. Approval of the Asset Sale requires the favorable vote of a majority of the votes cast. NCB, as holder of 100% of PFGI Capital’s Common Stock, intends to vote in favor of the Asset Sale. NCB’s voting power reflects approximately 93.8% of the combined voting power of holders of PFGI Capital Common Stock and Series A Preferred Stock.

Use of Proceeds

All of the proceeds from the Asset Sale will be used to purchase residential mortgage-backed securities issued by either the Federal National Mortgage Association (“FNMA”) or the Federal Home Loan Mortgage Corporation (“FHLMC”) that are currently owned by NCB (the “Agency Securities”). A pool of recommended Agency Securities has been identified, consisting of three securities issued by FNMA. The securities currently have a combined book value of $316.9 billion, pay a fixed rate of 5.5% per annum, and are backed by 30-year 1-4 family fixed-rate mortgages, all of which were originated in compliance with FNMA standards. The market for these securities is currently very liquid, with the targeted securities currently trading at a modest premium.

Reasons for the Asset Sale

•	Provide PFGI Capital with a primary asset of higher credit quality

PFGI Capital has historically held approximately $300 million of 95% loan participations in individual commercial real estate loans (“CRE Loan Participations”) owned by NCB. Though not required to do so, NCB has historically repurchased CRE Loan Participations that became past due as a means to maintain a high quality asset pool within PFGI Capital. Such repurchases are replaced by other CRE Loan Participations purchased from NCB. Such repurchases have been significant in the current economic environment.

PFGI Capital must maintain sufficient earning assets so that funds from operations (“FFO”) during the most recent four-quarter period are at least 140% of PFGI Capital’s annual preferred dividends of $7.7 million. PFGI Capital must also maintain 75% of its balance sheet in real estate-related assets in order to maintain REIT status for tax purposes.

PFGI Capital plans to use all of the proceeds of the Asset Sale to purchase certain Agency Securities currently owned by NCB. The principal balance of such Agency Securities will decline over time as the underlying 1-4 family mortgages are paid down according to their amortization schedules, and due to pre-payments and pay-offs. On an ongoing basis, PNC Bank plans to periodically replenish PFGI Capital’s level of Agency Securities so that a sufficient level of FFO is maintained on an ongoing basis. This ongoing replenishment procedure will also satisfy the tax requirement that PFGI Capital maintain at least 75% of its balance sheet in real estate-related assets. Principal and interest payments on agency-backed securities are guaranteed by FNMA and FHLMC. As a result of the Asset Sale, PFGI Capital’s primary asset will, therefore, be of a higher credit quality than the CRE Loan Participations.

•	Eliminate the accounting and operational requirements associated with the CRE Loan Participations

Upon the planned merger of NCB into PNC Bank prior to December 31, 2009, and the related loan systems conversion, it has been determined that PNC Bank’s commercial loan system would not efficiently account for the CRE Loan Participations currently held by PFGI Capital. As a result of the Asset Sale, PFGI Capital’s investment in the CRE Loan Participations will be eliminated.

•	Eliminate the accounting and operational requirements associated with the current procedure of “swapping” CRE Loan Participations when any such CRE Loan Participations become past due

Upon the planned merger of NCB into PNC Bank prior to December 31, 2009, and the related loan systems conversion, it has also been determined that PNC Bank’s commercial loan system would not efficiently account for the swapping of CRE Loan Participations that become delinquent. As a result of the Asset Sale, PFGI Capital’s investment in the CRE Loan Participations will be eliminated.

•	Substantially simplify PFGI Capital’s stand-alone financial statements and ongoing SEC reporting

PFGI Capital’s financial statements (and related annual audit) will be simplified with the Agency Securities as its primary asset. For example, no reserve for loan loss and related provision expense will be applicable. Also, footnote disclosure related to the CRE Loan Participations will be eliminated.

Consequences to Stockholders

PFGI Capital’s stockholders will not receive any cash, stock or other property in connection with or as a result of the Asset Sale.

Structure of PFGI Capital After the Asset Sale

After completion of the Asset Sale and application of the net proceeds in the manner contemplated, PFGI Capital’s primary asset will be the Agency Securities rather than the CRE Loan Participations. PFGI Capital’s Master Participation and Servicing Agreement with NCB, pursuant to which NCB was servicing the loans underlying the CRE Loan Participations, will be terminated, which will result in a cost savings to PFGI Capital. The Management Agreement between NCB and PFGI Capital, pursuant to which NCB manages the day-to-day operations of PFGI Capital, will be amended such that PFGI Capital will pay NCB a flat fee of $300,000 per year instead of a fee based on the principal balance of loan participations held by PFGI Capital. The flat fee is roughly equivalent, on an annualized basis, to what PFGI Capital is currently paying to NCB under the Management Agreement.

Certain United States Federal Income Tax Consequences

It is anticipated that the sale of the CRE Loan Participations to NCB will result in a capital loss for tax purposes, which PFGI Capital may offset against any capital gains it may incur prior to year end. If at year end PFGI Capital has a net capital loss, it may carry over the capital loss to each of the five taxable years succeeding the loss year. This capital loss does not impact estimated REIT taxable income and therefore does not impact the amount PFGI Capital must distribute under the Internal Revenue Code requirement that, as a REIT, it must distribute at least 90% of its REIT taxable income.

As a REIT, PFGI Capital must meet certain income and asset tests under the Internal Revenue Code. PFGI Capital expects that neither the Asset Sale nor the purchase and holding of the Agency Securities will impact its REIT status under those tests.

Accounting Treatment

NCB will purchase the CRE Loan Participations from PFGI Capital, for cash, equal to the market value of the CRE Loan Participations plus interest balances due on the CRE Loan Participations as of the Closing Date of the Asset Sale. The market value of the CRE Loan Participations as of June 30, 2009 was $290.2 million. PFGI Capital is therefore expected to recognize a loss on the sale, which on a pro forma basis as of June 30, 2009 would have been $10.6 million. On the Closing Date, NCB will pay the purchase price determined as of August 31, 2009, subject to a post-closing “true-up” to the purchase price determined as of the Closing Date.

PFGI Capital will use all of the proceeds of the Asset Sale to purchase the Agency Securities from NCB at a purchase price equal to the market value of such securities, which as of August 17, 2009 totaled $317.3 million. NCB plans to make a cash common equity contribution to PFGI Capital to supplement PFGI Capital’s cash position as needed for it to purchase the Agency Securities.

Regulatory Approvals / Filings

We are not aware of any Federal or state regulatory requirements that must be complied with or approvals that must be obtained to consummate the Asset Sale other than the filing of this information statement with the Securities and Exchange Commission.

Dissenters’ Rights of Appraisal

As permitted by the Maryland General Corporation Law (the “MGCL”), Section 8.2 of PFGI Capital’s Articles of Amendment and Restatement provides that no holder of shares of capital stock of the company shall be entitled to exercise the rights of an objecting stockholder under the MGCL.

BACKGROUND OF THE ASSET SALE

At a meeting held on July 15, 2009, PFGI Capital’s management recommended the Asset Sale and purchase of Agency Securities (together the “Asset Transactions”) to the Board as a means of improving the quality of PFGI Capital’s primary asset and substantially simplifying the ongoing accounting, operations and financial statements of PFGI Capital, as discussed above in “Transaction Information – Reasons for the Asset Sale”.

Management performed further analysis of the operational and legal requirements necessary to implement the Asset Sale during July, including consultation with counsel.

On August 13, 2009, the Board held a special meeting at which the directors again reviewed management’s recommendation of the Asset Transactions. After due deliberation, the Board determined that the Asset Transactions are in the best interests of PFGI Capital and its stockholders and that PFGI Capital should proceed with the Asset Transactions, subject to stockholder approval of the Asset Sale. The Board further fixed the date of this Special Meeting of Stockholders in order to approve the Asset Sale and set the record date for the meeting at August 14, 2009.

UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma balance sheet as of June 30, 2009 and the unaudited pro forma condensed statements of income for the year ended December 31, 2008 and the six months ended June 30, 2009 are derived from the historical financial statements of PFGI Capital as of and for the six months ended June 30, 2009 and for the year ended December 31, 2008. The assumptions, estimates and adjustments herein have been made solely for purposes of developing these pro forma financial statements.

The unaudited pro forma balance sheet gives effect to the Asset Transactions as if occurring on June 30, 2009. The unaudited pro forma condensed statement of income for the six months ended June 30, 2009 gives effect to the Asset Transactions as if occurring on December 31, 2008. The unaudited pro forma condensed statement of income for the year ended December 31, 2008 gives effect to the Asset Transactions as if occurring on December 31, 2007.

The unaudited pro forma condensed financial information should be read in conjunction with the historical audited financial statements and related notes of PFGI Capital contained in PFGI Capital’s Form 10-K filed on March 10, 2009 and PFGI Capital’s Form 10-Q filed on August 13, 2009. The unaudited pro forma condensed financial information is not intended to represent or be indicative of the results of operations or financial condition of PFGI Capital that would have been reported had the Asset Transactions been completed as of the dates presented, and should not be construed as representative of the future results of operations or financial condition after the Asset Transactions.

PRO FORMA BALANCE SHEET (Unaudited)

PFGI CAPITAL CORPORATION

(Dollars in Thousands)	June 30, 2009	Pro Forma Adjustments		Pro Forma June 30, 2009
Assets
Agency Securities	$0	$317,321	(4)	$317,321
Loan Participations	300,818	(300,818)	(1)	-
Allowance for Loan Participation Losses	(6,103)	6,103	(2)	-

Net Loan Participations	294,715	(294,715)		-
Cash and Due from Banks	17,076	291,293	(1)	48
		(317,321)	(4)
		9,000	(3)
Interest Receivable	1,044	(1,044)	(1)	-
Other Assets	-			-

Total Assets	$312,835	$4,534		$317,369

Liabilities
Accounts Payable and Accrued Liabilities	6,406			6,406
Stockholders’ Equity
Series A Preferred Stock, $25 Stated Value, 6,600,000 Shares Authorized and Issued, 3,950,484 Shares Outstanding	98,762			98,762
Series B Preferred Stock, $.01 Par Value, 125 Shares Authorized, 105 Shares Issued and Outstanding	-			-
Common Stock, $.01 Par Value, 5,940,000 Shares Authorized, Issued and Outstanding	59			59
Capital Surplus	204,852	9,000	(3)	213,852
Retained Earnings	2,756	(10,569)	(1)	(1,710)
Accumulated Other Comprehensive Income		6,103	(2)

Total Stockholders’ Equity	306,429	4,534		310,963

Total Liabilities and Stockholders’ Equity	$312,835	$4,534		$317,369

Pro Forma footnotes:

(1)

PFGI Capital sells the CRE Loan Participations, at their then-current market value, plus related accrued interest, to NCB in exchange for cash. A loss on sale of $10.6 million is assumed for purposes of this pro forma.

(2)	PFGI Capital eliminates its reserve for loan participation losses since it is not exposed to loan credit losses after the sale of the CRE Loan Participations.

(3)	NCB infuses cash capital into PFGI Capital as required, assumed equal to $9.0 million for purposes of this pro forma.

(4)	PFGI Capital purchases the Agency Securities from NCB at their then-current market value, which is assumed to be $317.3 million for purposes of this pro forma.

PRO FORMA CONDENSED STATEMENTS OF INCOME (Unaudited)

PFGI CAPITAL CORPORATION

(In Thousands, Except Per Share Data)	Year Ended December 31, 2008	Pro Forma Adjustments		Pro Forma Year Ended December 31, 2008
Interest Income
Interest on Agency Securities	$-	$17,183	(2)	$17,183
Interest on Loan Participations	19,500	(19,500)	(1)	-
Interest on Cash Deposit	151	-		151

Total Interest Income	19,651	(2,317)		17,334
Provision for Loan Participation Losses	1,501	(1,501)	(1)	-

Net Interest Income After Provision for Loan Participation Losses	18,150	(816)		17,334
Noninterest Expense
Loan Servicing Fees	368	(368)	(1)	-
Management Fees	294	-		294
Other Noninterest Expense	128	-		128

Total Noninterest Expense	790	(368)		422

Income Before Income Taxes	17,360	(448)		16,912
Income Taxes	-	-		-

Net Income	17,360	(448)		16,912

Preferred Stock Dividends	7,654	-		7,654

Net Income Available to Common Shares	$9,706	($448)		$9,258

Per Common Share
Basic	$1.63			$1.56
Diluted	1.63			1.56
Consent Dividends	1.89			1.89

Pro Forma footnotes:

(1)	To eliminate the interest income, provision for loan participation losses, and loan servicing fees associated with PFGI Capital’s ownership of the CRE Loan Participations.

(2)	To reflect interest income earned on the purchased Agency Securities.

PRO FORMA CONDENSED STATEMENTS OF INCOME (Unaudited)

PFGI CAPITAL CORPORATION

(In Thousands, Except Per Share Data)	Six Months Ended June 30, 2009	Pro Forma Adjustments		Pro Forma Six Months Ended June 30, 2009
Interest Income
Interest on Agency Securities	$-	$8,592	(2)	$8,592
Interest on Loan Participations	8,410	(8,410	) (1)	-
Interest on Cash Deposit	5	-		5

Total Interest Income	8,415	182		8,597
Provision for Loan Participation Losses	4,157	(4,157	) (1)	-

Net Interest Income After Provision for Loan Participation Losses	4,258	4,339		8,597
Noninterest Expense
Loan Servicing Fees	188	(188	) (1)	-
Management Fees	150	-		150
Other Noninterest Expense	69	-		69

Total Noninterest Expense	407	(188)		219

Income Before Income Taxes	3,851	4,527		8,378
Income Taxes	-	-		-

Net Income	3,851	4,527		8,378

Preferred Stock Dividends	3,827	-		3,827

Net Income Available to Common Shares	$24	$4,527		$4,551

Per Common Share
Basic	$.00			$.77
Diluted	.00			.77
Consent Dividends	.00			.00

Pro Forma footnotes:

(1)	To eliminate the interest income, provision for loan participation losses, and loan servicing fees associated with PFGI Capital’s ownership of the CRE Loan Participations.

(2)	To reflect interest income earned on the purchased Agency Securities.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following persons are the only stockholders known by PFGI Capital to own beneficially more than 5% of its outstanding voting securities as of August 14, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

National City Bank 1900 East Ninth Street Cleveland, Ohio 44114	5,940,000 shares of Common Stock	100%*

*	Represents 93.8% of total voting power.

Security Ownership of Directors and Executive Officers

The following table shows the common stock of PNC, the parent of NCB, beneficially owned by each of PFGI Capital’s directors and executive officers on August 14, 2009. Except as described in the footnotes to the table, each person has sole investment and voting power over the shares shown. None of the directors or executive officers beneficially own PFGI Capital Common Stock or PFGI Capital Series A Preferred Stock.

	Beneficial Ownership of PNC Common Stock
Name & Position	Amount (1)	Percent of Class (2)

Beth A. Adams, Director, Vice President and Assistant Secretary	837	*
T. James Berry, Director	1,040	*
Dett P. Hunter, Director	196	*
Randall C. King, Director	47,641	*
Doris M. Malinowski, Director, Chief Financial Officer and Treasurer	879	*
Thomas A. Richlovsky, Director and President	23,138	*
J. David Rosenberg, Director	0	*
John E. Rubenbauer, Director	1,369	*
Scott L. Saari, Director, Vice President	516	*

All Directors and Executive Officers as a Group (9 persons)	75,616	*

(1)	Includes options to purchase common stock currently exercisable or exercisable within 60 days from August 14, 2009 as follows: Mr. King, 45,917 shares; Ms. Malinowski, 394 shares; Mr. Richlovsky, 7,838. Includes share equivalents held in National City’s Savings and Investment Plan, 2004 Deferred Compensation Plan or 2006 Incentive Award Plan or the PNC Incentive Savings Plan as follows: Ms. Adams, 760 shares; Mr. King, 14 shares; Ms. Malinowski, 358 shares; Mr. Richlovsky, 11,586. Beneficial ownership consists of sole voting and investment power or of voting and/or investment power that is shared as follows: Mr. Berry, 1,040 shares with spouse; Mr. Richlovsky, 295 shares with spouse. Mr. Saari has 516 shares pledged as security. Mr. Richlovsky’s total also includes 1,522 shares held by his spouse and 45 shares held as custodian.

(2)	Ownership of less than 1% is indicated by an asterisk (*).

WHERE YOU CAN FIND MORE INFORMATION

PFGI Capital files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy this information at the Public Reference Room of the SEC located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the SEC’s Public Reference Room by calling the SEC at 1-800-SEC-0330. Copies of such materials and information from the SEC can be obtained at existing published rates form the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, who file electronically with the SEC, which may be downloaded free of charge. The address of that site is http://www.sec.gov. We have included the web address of the SEC as an inactive textual reference only. Information on the SEC website is not part of this document.

APPENDIX A

FORM OF PURCHASE AND SALE AGREEMENT

PURCHASE AND SALE AGREEMENT

This PURCHASE AND SALE AGREEMENT (“Agreement”), dated as of September __, 2009, is entered into by and between PFGI Capital Corporation (“PFGI”) and National City Bank (“NCB”).

WHEREAS, PFGI owns the loan participations set forth on Exhibit A hereto (the “Loan Participations”); and

WHEREAS, PFGI desires to sell to NCB, and NCB desires to purchase from PFGI, the Loan Participations on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto do hereby acknowledge and agree as follows:

1.    Transfer. Effective on the date hereof, PFGI hereby sells, transfers, conveys, and delivers to NCB all right, title and interest in and to the Loan Participations, and NCB hereby accepts and assumes such Loan Participations.

2.    Purchase Price.

(a)    Amount. The parties agree that the aggregate purchase price for the Loan Participations shall be equal to the market value of the Loan Participations plus the related accrued interest as of the date hereof (the” Purchase Price”).

(b)    Payment. On the date hereof, NCB shall deliver an amount in cash to PFGI equal to the market value of the Loan Participations plus the related accrued interest as of August 31, 2009 (the “Estimated Purchase Price”). Within five (5) business days after the market value and related accrued interest for the Loan Participations are available for the date hereof, NCB shall make a payment to PFGI or PFGI shall make a payment to NCB, as applicable, equal to the difference between the Purchase Price and the Estimated Purchase Price.

3.    Representations and Warranties.

(a)     PFGI hereby represents and warrants that:

(i)    It is the owner of the Loan Participations free and clear of all restrictions, claims, security interests and encumbrances of any kind.

(ii)    It has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, and such execution, delivery and performance has been properly authorized as required by the provisions of its organizational documents.

(iii)    No third party consent is required for PFGI to execute or deliver this Agreement or perform its obligations hereunder.

(b)    NCB hereby represents and warrants that:

(i)    It has full power and authority to execute, deliver and perform its obligations under this Agreement, and such execution, delivery and performance has been properly authorized as required by the provisions of its organizational documents.

(ii)    No third party consent is required for NCB to execute or deliver this Agreement or perform its obligations hereunder.

4.    Further Assurances. Each party agrees to take all actions reasonably requested by the other party to effectuate the transactions contemplated by this Agreement.

5.    Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland, without respect to principles regarding conflicts of law, and shall benefit and be binding upon the parties hereto and their respective successors and assigns.

6.    Counterparts. This Agreement may be executed simultaneously in any number of counterparts and may be executed by facsimile. Each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one Agreement.

IN WITNESS WHEREOF, on the date first above written, the parties hereto have caused this Agreement to be executed in counterparts by their duly authorized officers and attested by their officers thereunto duly authorized.

PFGI CAPITAL CORPORATION

By:
Name:
Title:

NATIONAL CITY BANK

By:
Name:
Title:

EXHIBIT A

LOAN PARTICIPATIONS